UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2025

Outdoor Holding Company

(Exact name of registrant as specified in its charter)

Delaware	001-13101	30-0957912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required, the information set forth in Item 8.01 of this Current Report on Form 8-K relating to the issuance of the Warrant (defined below) and the Warrant Shares (defined below) is incorporated by reference into this Item 3.02. The issuance of the Warrant was, and the issuance of the Warrant Shares will be, undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 8.01.	Other Events.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2025 (as amended on June 2, 2025), on May 21, 2025, Outdoor Holding Company (the “Company”) entered into a settlement agreement (the “Settlement Agreement”), by and among the Company, Speedlight Group I, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, Steven F. Urvan, and certain former members of the Board of Directors of the Company, which Settlement Agreement became effective at 5:00 p.m. Eastern Time on May 30, 2025, pursuant to its terms (the “Settlement Effective Date”).

Pursuant to the Settlement Agreement, on the Settlement Effective Date, the Company issued to GDI Air III LLC, an affiliated designee of Mr. Urvan (the “Urvan Designee”), among other things, an unsecured promissory note in a principal amount of $39.0 million (the “Note”), which bears interest at 4.62% per annum (subject to a 2.00% increase during an event of default). Pursuant to the terms of the Note, the Company has the option (the “Prepayment Option”), at any time prior to May 30, 2026, to prepay all, but not less than all, of the then-outstanding principal amount of the Note and accrued and unpaid interest thereon in exchange for the issuance of a warrant to purchase 13.0 million shares (the “Warrant”) of common stock, par value $0.001 per share, of the Company (the “Warrant Shares”), subject to the Company first obtaining stockholder approval of the issuance of the Warrant and the Warrant Shares pursuant to Nasdaq Listing Rule 5635. At the Company’s 2025 Annual Meeting of Stockholders held on August 29, 2025, the Company’s stockholders approved, pursuant to Nasdaq Listing Rule 5635, the issuance of the Warrant and the Warrant Shares.

On September 17, 2025, the independent and disinterested members of the Board approved the exercise of the Prepayment Option and the Company issued the Warrant to the Urvan Designee. As a result of the issuance of the Warrant, all obligations under the Note have been satisfied in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR HOLDING COMPANY

Dated: September 22, 2025	By:	/s/ Paul J. Kasowski
Paul J. Kasowski
Chief Financial Officer